Exhibit 99.1

CONTACT: Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@theequitygroup.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2025 THIRD QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill., November 4, 2025 – Fuel Tech, Inc. (NASDAQ: FTEK), a technology company using advanced engineering processes to provide emissions control systems and water treatment technologies in utility and industrial applications, today reported financial results for the third quarter ended September 30, 2025.

“We operated profitably in the third quarter, expanded customer relationships for our Air Pollution Control (APC) and FUEL CHEM® business segments, and increased our APC backlog by more than 20% from June 30, 2025,” said Vincent J. Arnone, President and CEO. “We ended the third quarter in a very strong financial position with $33.8 million in cash and investments and no debt. Subsequent to quarter end, we expanded our APC solutions portfolio via a small strategic acquisition of complementary APC intellectual property from Wahlco, Inc., a leading environmental equipment and services company that has completed several hundred project installations worldwide over the past three decades.”

Business Segment Performance

Mr. Arnone continued, “We generated improved quarter-over-quarter performance in our FUEL CHEM® business segment during the third quarter of 2025. In October, we installed equipment at a coal-fired unit for a new FUEL CHEM customer in the U.S. for a commercially-priced demonstration program that recently commenced, and is expected to run for six months. The annual revenue potential from this commercial contract is projected to be approximately $2.5 to $3.0 million based on the customer running the program full-time, with the revenue expected to generate historic FUEL CHEM gross margins. We continue to believe that FUEL CHEM’s full year 2025 segment revenues will reach their highest levels since 2022.”

“Revenues generated by our APC business declined quarter-over-quarter, due primarily to customer-driven delays and project timing. In August, we announced $3.2 million of new awards from new and existing customers in the U.S., Europe and Southeast Asia. This activity supported an increase in consolidated APC segment backlog at September 30, 2025 to $9.5 million, up from $7.8 million at June 30, 2025 and $6.2 million at December 31, 2024.

“We are continuing to pursue significant prospects offered by the rising demand for power generation in support of data centers and traditional public utility entities. We remain actively engaged with multiple bids outstanding for our SCR (Selective Catalytic Reduction) technology to address the emissions control requirements of those opportunities that will develop and be implemented in the U.S. over the next several years.”

Mr. Arnone continued, “Regarding the growth and development of our Dissolved Gas Infusion (DGI®) technology, we had a very successful exhibition of DGI at the Water Environment Federation Technical Exhibition and Conference, or WEFTEC, in Chicago last month, and generated significant interest in the technology. We are continuing an extended demonstration of DGI at a fish hatchery in the Western U.S., which we expect will last until the second quarter of 2026. Our DGI system is currently performing well and is meeting customer expectations for the precise delivery of concentrated dissolved oxygen.”

IP Acquisition

As referenced earlier, subsequent to the end of the third quarter, Fuel Tech acquired all of the intellectual property assets and customer-related activities of Wahlco, Inc. for total cash consideration of $350,000.

“This acquisition represents a smart, cost-effective expansion of our IP portfolio by identifying high-value assets at a modest price. The acquired technology aligns with our long-term vision to address customer APC needs on a global basis.”

The acquired portfolio of assets includes technology applicable to flue gas conditioning systems; ammonia handling equipment for all size applications associated with utilities, independent power producers, oil and gas refineries, pulp and paper mills, cement plants, and steel mills; and urea to ammonia conversion technologies for nitrogen oxide reduction. Also included as part of the portfolio are customer installation and aftermarket market data, which we believe will drive accretive aftermarket revenues.

Third Quarter 2025 (“Q3 2025”) Consolidated Results Overview

All comparisons are to the third quarter ended September 30, 2024 unless otherwise stated.

Consolidated revenues for Q3 2025 declined to $7.5 million from $7.9 million, mainly due to lower APC revenues resulting from the timing of project execution on current contracts, partially offset by higher FUEL CHEM revenues.

Consolidated gross margin for Q3 2025 expanded to 48.9% of revenues from 43.4% of revenues, reflecting higher APC and FUEL CHEM segment gross margins.

SG&A expenses of $3.2 million were consistent with the prior year period.

Interest income was flat at $0.3 million and related primarily to interest received on the held-to-maturity debt securities and money market funds.

Net income in Q3 2025 was $303,000, or $0.01 per share, compared to net income of $80,000, or $0.00 per share.

Adjusted EBITDA was $228,000 in Q3 2025 compared to an Adjusted EBITDA loss of $(35,000).

APC segment revenue decreased to $2.7 million from $3.2 million, primarily related to timing of project execution on existing contracts. Segment gross margin expanded to 47.2% from 35.0%, primarily due to product and project mix.

FUEL CHEM segment revenue rose to $4.8 million from $4.6 million, primarily due to increased operation dispatch at legacy accounts, as well as sustained business from a new customer account added midyear in 2024. Segment gross margin expanded to 49.8% from 49.2% due to an increased volume of sales activity combined with relatively flat segment administrative expenses.

Financial Condition

At September 30, 2025, cash and cash equivalents were $13.7 million, short-term investments were $12.2 million, and long-term investments totaled $8.0 million. Stockholders’ equity at September 30, 2025 was $41.0 million, or $1.31 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, November 5, 2025 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,300 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI® Dissolved Gas Infusion Systems which utilize a patented saturator and a patent-pending channel injector to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$13,677	$8,510
Short-term investments	12,183	10,184
Accounts receivable, less current expected credit loss of $108 and $106, respectively	4,828	9,368
Inventories, net	402	397
Prepaid expenses and other current assets	864	1,160
Total current assets	31,954	29,619
Property and equipment, net of accumulated depreciation of $19,312 and $18,958, respectively	4,820	5,084
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $552 and $525, respectively	306	327
Right-of-use operating lease assets, net	558	585
Long-term investments	7,969	10,875
Other assets	190	191
Total assets	$47,913	$48,797
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,402	$2,915
Accrued liabilities:
Operating lease liabilities - current	87	77
Employee compensation	748	1,248
Other accrued liabilities	2,674	1,615
Total current liabilities	5,911	5,855
Operating lease liabilities - non-current	514	548
Deferred income taxes, net	176	176
Other liabilities	303	263
Total liabilities	6,904	6,842
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 32,281,179 and 31,767,329 shares issued, and 31,074,438 and 30,708,273 shares outstanding, respectively	322	317
Additional paid-in capital	165,559	165,295
Accumulated deficit	(120,597)	(119,472)
Accumulated other comprehensive loss	(1,783)	(1,915)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,568)	(2,346)
Total stockholders’ equity	41,009	41,955
Total liabilities and stockholders’ equity	$47,913	$48,797

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	$7,490	$7,851	$19,430	$19,850
Costs and expenses:
Cost of sales	3,829	4,444	10,281	11,462
Selling, general and administrative	3,207	3,225	9,895	9,815
Research and development	450	361	1,510	1,159
	7,486	8,030	21,686	22,436
Operating income (loss)	4	(179)	(2,256)	(2,586)
Interest income	311	323	1,127	968
Other (expense) income, net	(5)	(63)	15	1,576
Income (loss) before income taxes	310	81	(1,114)	(42)
Income tax expense	(7)	(1)	(11)	(18)
Net income (loss)	$303	$80	$(1,125)	$(60)
Net income (loss) per common share:
Basic net income (loss) per common share	$0.01	$0.00	$(0.04)	$(0.00)
Diluted net income (loss) per common share	$0.01	$0.00	$(0.04)	$(0.00)
Weighted-average number of common shares outstanding:
Basic	31,074,000	30,708,000	30,890,000	30,526,000
Diluted	31,293,000	30,848,000	30,890,000	30,526,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$303	$80	$(1,125)	$(60)
Other comprehensive income (loss):
Foreign currency translation adjustments	(14)	106	132	(32)
Comprehensive income (loss)	$289	$186	$(993)	$(92)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2025	2024
Operating Activities
Net loss	$(1,125)	$(60)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	490	248
Amortization	27	42
Non-cash interest income on held-to-maturity securities	(91)	(109)
Stock-based compensation, net of forfeitures	269	337
Changes in operating assets and liabilities:
Accounts receivable	3,066	(845)
Employee retention credit receivable	1,677	(1,677)
Inventory	(4)	(3)
Prepaid expenses, other current assets and other non-current assets	318	655
Accounts payable	(560)	842
Accrued liabilities and other non-current liabilities	516	(1,215)
Net cash provided by (used in) operating activities	4,583	(1,785)
Investing Activities
Purchases of equipment and patents	(231)	(316)
Purchases of debt securities	(10,004)	(14,072)
Maturities of debt securities	11,000	11,000
Net cash provided by (used in) investing activities	765	(3,388)
Financing Activities
Taxes paid on behalf of award participants	(222)	(95)
Net cash used in financing activities	(222)	(95)
Effect of exchange rate fluctuations on cash	41	(36)
Net increase (decrease) in cash and cash equivalents	5,167	(5,304)
Cash and cash equivalents at beginning of period	8,510	17,578
Cash and cash equivalents at end of period	$13,677	$12,274

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL CHEM
Three months ended September 30, 2025	Control Segment	Segment	Other	Total
Revenues from external customers	$2,707	$4,783	$—	$7,490
Cost of sales	(1,428)	(2,401)	—	(3,829)
Gross margin	1,279	2,382	—	3,661
Selling, general and administrative	—	—	(3,207)	(3,207)
Research and development	—	—	(450)	(450)
Operating income (loss) from operations	$1,279	$2,382	$(3,657)	$4

	Air Pollution	FUEL CHEM
Three months ended September 30, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$3,224	$4,627	$—	$7,851
Cost of sales	(2,095)	(2,349)	—	(4,444)
Gross margin	1,129	2,278	—	3,407
Selling, general and administrative	—	—	(3,225)	(3,225)
Research and development	—	—	(361)	(361)
Operating income (loss) from operations	$1,129	$2,278	$(3,586)	$(179)

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2025	Control Segment	Segment	Other	Total
Revenues from external customers	$6,515	$12,915	$—	$19,430
Cost of sales	(3,713)	(6,568)	—	(10,281)
Gross margin	2,802	6,347	—	9,149
Selling, general and administrative	—	—	(9,895)	(9,895)
Research and development	—	—	(1,510)	(1,510)
Operating income (loss) from operations	$2,802	$6,347	$(11,405)	$(2,256)

	Air Pollution	FUEL CHEM
Nine months ended September 30, 2024	Control Segment	Segment	Other	Total
Revenues from external customers	$9,491	$10,359	$—	$19,850
Cost of sales	(5,927)	(5,535)	—	(11,462)
Gross margin	3,564	4,824	—	8,388
Selling, general and administrative	—	—	(9,815)	(9,815)
Research and development	$—	—	(1,159)	(1,159)
Operating income (loss) from operations	$3,564	$4,824	$(10,974)	$(2,586)

FUEL TECH, INC.

Geographic Segment Financial Data

(Unaudited)

(in thousands)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
United States	$5,626	$5,453	$15,427	$13,519
Foreign	1,864	2,398	4,003	6,331
	$7,490	$7,851	$19,430	$19,850

	September 30,	December 31,
	2025	2024
Assets:
United States	$44,917	$44,430
Foreign	2,996	4,367
	$47,913	$48,797

FUEL TECH, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net income (loss)	$303	$80	$(1,125)	$(60)
Interest income	(311)	(323)	(1,127)	(968)
Income tax expense	7	1	11	18
Depreciation expense	163	87	490	248
Amortization expense	9	11	27	42
EBITDA	171	(144)	(1,724)	(720)
Stock compensation expense	57	109	269	337
Gain on employee retention credit	-	-	-	(1,677)
Adjusted EBITDA	$228	$(35)	$(1,455)	$(2,060)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense and gain on employee retention credit. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.